                                                                  EXHIBIT (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.

-------------------------------------     -------------------------------------

                          GIVE THE NAME AND
                          SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT  NUMBER OF--
-------------------------------------------
1.An individual's         The individual
 account
2. Two or more            The actual owner
   individuals (joint     of the account
   account)               or, if combined
                          funds, any one
                          of the
                          individuals(1)
3. Custodian account of   The minor(2)
   a minor (Uniform
   Gift to Minors Act)
4.a. The usual            The grantor-
    revocable savings     trustee(1)
    trust account
    (grantor is also
    trustee)
b. So-called trust        The actual
    account that is not   owner(1)
    a legal or valid
    trust under State
    law
5. Sole proprietorship    The owner(3)
   account

                                                                                                          GIVE THE NAME AND
                                                                                                          EMPLOYER
                                                                                                          IDENTIFICATION
FOR THIS TYPE OF ACCOUNT                                                                                  NUMBER OF--
                                          --------------------------------------------------------------
6. Sole proprietorship account                                                                            The owner(3)
7. A valid trust, estate, or pension trust                                                                The legal
                                                                                                          entity(4)
8. Corporate account                                                                                      The corporation
9. Association, club, religious, charitable, educational or other tax-exempt organization account         The organization
10. Partnership                                                                                           The partnership
11. A broker or registered nominee                                                                        The broker or
                                                                                                          nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local   The public
    government, school district, or prison) that receives agricultural program payments                   entity

                                          -------------------------------------

-------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees specifically exempted from backup withholding depending upon the type of payment (see below):
  (1) A corporation.
  (2) An organization exempt from tax under section 501(a), or an IRA or a custodial account under section 403 (b) (7).
  (3) The United States or any agency or instrumentality thereof.
  (4) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  (5) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  (6) An international organization or any agency or instrumentality thereof.
  (7) A foreign central bank of issue.
  (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
 (10) A real estate investment trust.
 (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
 (12) A common trust fund operated by a bank under section 584(a).
 (13) A financial institution.
 (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
 (15) A trust exempt from tax under section 664 or described in section 4947.

For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 1 OF THE FORM, AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) Failure To Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty For False Information With Respect To Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty For Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.